UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2017

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida		32835
(Address of principal executive offices)		(Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Hilton Grand Vacation Inc.’s (the “Company” or “HGV”) Form 8-K, dated December 28, 2016 and filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2017 (the “Spin-Off Form 8-K”), on January 3, 2017, the Company separated from Hilton Worldwide Holdings Inc. (“Hilton”) and all of the shares of the Company’s common stock that Hilton held were distributed to its stockholders in a spin-off transaction (the “Spin-Off”). Prior the Spin-Off, the Company was operated as a wholly-owned subsidiary of Hilton.

On March 9, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved and made determinations with respect to several matters related to the compensation arrangements for the following executive officers, including our principal executive officer and principal financial officer (these officers are collectively referred to in this Form 8-K as the named executive officers”):

•	Mark D. Wang, President and Chief Executive Officer;

•	Michael D. Brown, Executive Vice President and Chief Operating Officer;

•	James E. Mikolaichik, Executive Vice President and Chief Financial Officer;

•	Stan R. Soroka, Executive Vice President and Chief Customer Officer; and

•	Barbara L. Hollkamp, Executive Vice President and Chief Human Resources Officer.

The Compensation Committee approved and determined the following compensation arrangements with respect to the named executive officers:

•	2016 cash bonus compensation earned by all of the named executive officers based on certain performance measures and in accordance with a bonus plan previously established by Hilton;

•	settlement of the 2014 Performance Shares (as defined below) to certain of the named executive officers;

•	2017 base salary, to be effective as of January 1, 2017, for all of the named executive officers;

•	2017 long-term incentive awards for all of the named executive officers;

•	retention equity awards to certain of the named executive officers; and

•	forms of equity grant award agreements related to the foregoing equity awards.

Approval of 2016 Bonus Compensation

Pursuant to that certain Employee Matters Agreement, dated as of January 3, 2017 (the “EMA”), by and among the Company, Hilton, and Park Hotel & Resorts, Inc. (“Park”), entered into in connection with the Spin-Off, as more fully described in the Spin-Off Form 8-K, the parties agreed to allocate certain obligations and liabilities relating to bonuses earned for the fiscal year ended December 31, 2016 by each party’s respective employees. Pursuant to the EMA, among other things, the Company agreed to assume all liabilities associated with, and pay, bonuses that its employees earned under the Hilton bonus plan described above for the fiscal year ended December 31, 2016 based in part on the performance of Hilton and its subsidiaries as determined by Hilton. Based on the metrics and information provided by the Hilton compensation committee and the achievement of business area performance objectives, the Compensation Committee approved the 2016 bonuses for the named executive officers in the column titled “2016 Amount Earned Under Annual Cash Incentive Program” in the table below:

Name	2016 Year-End Base Salary	Target Annual Cash Incentive Opportunity as a % of Base Salary(1)	Target Annual Cash Incentive Opportunity	Achievement Factor as a % of Target Award(2)	2016 Amount Earned under Annual Cash Incentive Program
Mark D. Wang	$689,585	100%	$689,585	106%	$732,684
Michael D. Brown	$371,315	60%	$222,789	103%	$229,473
James E. Mikolaichik	$450,000	100%	$450,000	100%	$450,000
Stan R. Soroka	$328,879	40%	$131,552	119%	$156,546
Barbara L. Hollkamp	$360,706	50%	$180,353	121%	$217,657

(1)	Established by Hilton pursuant to its bonus plan and prior to the Spin-Off.
(2)	Achievement factors provided by Hilton based on 2016 Hilton performance results and business area performance results.

Settlement of 2014 Performance Shares

Certain of our named executive officers were granted performances shares in 2014 by Hilton with a three-year period covering 2014 through 2016 (the “2014 Performance Shares”). These performance shares were comprised of two separate grants, with 50% of the performance shares tied to Hilton’s Adjusted EBITDA CAGR over the three-year period and 50% tied to Hilton’s Relative TSR over the three-year period.

In connection with the Spin-Off, all outstanding equity-based awards granted under the Hilton incentive plans relating to Hilton common stock that were outstanding immediately prior to the effective date of the Spin-Off, including the 2014 Performance Shares, converted into awards under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (the “HGV Plan”) with equivalent value based on, and to be settled in, the Company’s common stock, subject to the same general terms and conditions as the original awards.

The HGV Plan was filed as exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”).

Since the number of the 2014 Performance Shares to be issued to certain of the named executive officers could not be determined until the measurement of the applicable performance thresholds during the performance period by Hilton, the EMA further provided that Hilton would notify the Company of the determination by the Hilton compensation committee as to whether and to what extent the applicable performance conditions have been satisfied with respect to the 2014 Performance Shares. Based on the information provided by Hilton, the Compensation Committee approved the issuances of the following Performance Shares to certain of our named executive officers:

Name	Target Performance Shares (#)	Actual Performance Shares Earned (#)
Mark D. Wang	52,650	59,495
Michael D. Brown	9,212	10,410
Barbara L. Hollkamp	7,896	8,922

No other named executive officer received 2014 Performance Shares. In addition, the 2014 Performance Shares have been fully vested as all applicable performance measurements for the 2014 through 2016 periods have been determined and no additional shares of HGV common stock are issuable pursuant to the 2014 Performance Share awards.

2017 Base Salary

The Compensation Committee approved the following base salaries for our named executive officers, effective as of January 1, 2017:

Name	Title	Base Salary
Mark D. Wang	President and Chief Executive Officer	$900,000
Michael D. Brown	Executive Vice President and Chief Operating Officer	$500,000
James E. Mikolaichik	Executive Vice President and Chief Financial Officer	$450,000
Stan R. Soroka	Executive Vice President and Chief Customer Officer	$400,000
Barbara L. Hollkamp	Executive Vice President and Chief Human Resources Officer	$400,000

2017 Long-Term Incentive Awards

The Compensation Committee approved certain 2017 long-term incentive equity-based awards under the HGV Plan to our named executive officers. The awards are comprised of 50% of the value in stock options and remaining 50% of the value in restricted stock units (“RSU”). Both stock options and RSUs vest over a three-year period at the rate of 25% on each of the first and second anniversaries of the grant date, and the remaining 50% on the third anniversary of the grant date. In light of the recent Spin-Off transaction and HGV’s first year as an independent company, the Compensation Committee decided to award the 2017 long-term incentive equity-based awards based on time-based vesting. However, the Compensation Committee intends to award future long-term incentive equity-based awards based on performance objectives and peer group benchmark data, among other factors, that will be determined and approved by the Compensation Committee. The dollar value, the number of stock options and the number of RSUs awarded to our named executive officers are set forth below. The dollar value is based on $28.30 per share, the closing price of our common stock at the close of market on the date of the grant, which was March 9, 2017.

Name	Total Value	Value of Options	Value of RSU	Number of Options	Number of RSUs
Mark D. Wang	$3,600,000	$1,800,000	$1,800,000	190,813	63,604
Michael D. Brown	$1,500,000	$750,000	$750,000	79,505	26,502
James E. Mikolaichik	$900,000	$450,000	$450,000	47,703	15,901
Stan R. Soroka	$800,000	$400,000	$400,000	42,403	14,134
Barbara L. Hollkamp	$600,000	$300,000	$300,000	31,802	10,601

All of the foregoing awards and any long-term incentive awards will be granted under the HGV Plan.

Short-Term Incentive Awards

The Compensation Committee has not yet established a short-term incentive award program for 2017.

Retention Special Long-Term Equity Awards

The Compensation Committee approved an award to Mr. Mikolaichik of 28,269 RSUs, which have an aggregate grant date fair value of $800,000, in accordance with the terms of his offer letter, as previously filed as exhibit 10.13 to the Form 10-K. These RSUs will vest in three equal annual installments beginning on the first anniversary of Mr. Mikolaichik’s start date with HGV, which is August 17, 2017, subject to his continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement. In addition, the Compensation Committee approved an award to Ms. Hollkamp of 14,134 RSUs, which have an aggregate grant date fair value of $400,000, in recognition of her acceptance of the new position at HGV following the Spin-Off. These RSUs will vest in three equal annual installments from the grant date, subject to her continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement.

Each of the foregoing compensation matters did not pertain to Mr. David C. Hayes, who was previously disclosed as a named executive officer in the Company’s Registration Statement on Form 10 filed with the SEC and declared effective on December 2, 2016, as Mr. Hayes separated from the Company on November 28, 2016. The terms of such separation, including the separation agreement entered into on December 23, 2016, were previously disclosed and filed by the Company.

The descriptions of the RSUs and the stock options above are qualified in their entirety by reference to the forms of the RSU and stock option agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Nonqualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Nonqualified Stock Option Agreement